Exhibit 99.1

Consolidated Financial Statements

(Expressed in U.S. dollars)

Renin Corp.

Year ended December 31, 2012

Independent Auditors' Report

To the Board of Directors of Renin Corp.

We have audited the accompanying consolidated financial statements of Renin Corp., which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations and comprehensive loss,  stockholders' deficiency and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Renin Corp. as of December 31, 2012, and the results of its operations and comprehensive loss and its cash flows for the year then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in note 2(a) to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net stockholders' deficiency.  Subsequent to year end, the Company and its subsidiaries sold substantially all of their assets and following the closing of the sale, the Company's principal source of cash is significantly less than the Company's outstanding liabilities when they become due.  This condition raises substantial doubt about the Company's ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

Chartered Accountants, Licensed Public Accountants

______________

Toronto, Canada

RENIN CORP.

Consolidated Balance Sheet

(Expressed in thousands of U.S. dollars)

December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$ 1,867
Trade accounts receivable, less allowance for doubtful accounts of $203	8,661
Inventories, net (note 3)	10,507
Prepaid expenses and other deposits	756
21,791

Property, plant and equipment, net (note 4)	781

Intangible assets (note 5)	3,051

Total assets	$ 25,623

Liabilities and Stockholders' Deficiency

Current liabilities:
Accounts payable	$ 6,882
Accrued expenses	2,972
Operating loan (note 6)	8,278
Term loan (note 7)	2,684
Current portion of capital lease obligations (note 8)	22
20,838

Deferred gain on sale leaseback (note 10)	815
Long-term debt (note 9)	74,163
Capital lease obligations (note 8)	78

Total liabilities	95,894

Redeemable preferred stock (note 11)	12,396

Stockholders' deficiency:
Capital stock (note 12)	65,940
Accumulated other comprehensive income	636
Deficit	(149,243)
Total stockholders' deficiency	(82,667)

Going concern (note 2(a))
Contingencies and commitments (note 15)
Guarantee (note 16)
Subsequent events (note 20)

Total liabilities and stockholders' deficiency	$ 25,623

See accompanying notes to consolidated financial statements.

RENIN CORP.

Consolidated Statement of Operations and Comprehensive Loss

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2012

Sales	$74,018

Cost of sales	53,540

Gross margin	20,478

Selling, general and administrative expenses	20,439

Income before the undernoted	39

Interest expense	13,574

Foreign exchange gain	(993)

Loss before income taxes	(12,542)

Income taxes	-

Net loss for the year	(12,542)

Foreign currency translation adjustment	(829)

Total comprehensive loss	$(13,371)

See accompanying notes to consolidated financial statements.

RENIN CORP.

Consolidated Statement of Stockholders' Deficiency

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2012

						Accumulated
					Total	other
	Class A Common Shares		Class B Common Shares		capital	comprehensive
	Number	Amount	Number	Amount	stock	income (loss)	Deficit	Total

Balance, December 31, 2011	510,691	$38,256	489,309	$27,684	$65,940	$1,465	$(136,701)	$ (69,296)

Cumulative translation adjustment	-	-	-	-	-	(829)	-	(829)

Net loss for the year	-	-	-	-	-	-	(12,542)	(12,542)

Balance, December 31, 2012	510,691	$38,256	489,309	$27,684	$65,940	$636	$(149,243)	$ (82,667)

See accompanying notes to consolidated financial statements.

RENIN CORP.

 Consolidated Statement of Cash Flows

(Expressed in thousands of U.S. dollars)

Year ended December 31, 2012

Cash provided by (used in):

Operating activities:
Net loss for the year	$ (12,542)
Items not involving cash:
Amortization property, plant and equipment	425
Amortization of intangible assets	339
Change in deferred gain on sale leaseback	(269)
Amortization of deferred financing fees	283
Foreign exchange gain	(1,046)
Interest capitalized on long-term debt	12,502
Change in non-cash operating working capital (note 19)	(457)
(765)
Financing activities:
Repayment of capital lease obligations	(15)
Net proceeds from operating loan	992
977

Investing activities:
Purchase of property, plant and equipment	(40)

Increase in cash and cash equivalents	172

Cash and cash equivalents, beginning of year	1,695

Cash and cash equivalents, end of year	$ 1,867

Supplemental cash flow information:
Interest paid	$ 789
Income taxes paid	-
Supplemental disclosure of non-cash transaction:
Property, plant and equipment purchased
through capital leases	115

See accompanying notes to consolidated financial statements.

RENIN CORP.

Notes to Consolidated Financial Statements

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

1.Basis of presentation:

Renin Corp. ("Renin" or the "Company") is a private company incorporated under the laws of Ontario and formed by the amalgamation of Home Decor Canada Inc. and DSH Group Inc.  The primary business activity is manufacturing and selling mirrored closet doors and wall decor products to do-it-yourself retailers.

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned, including Renin Corp. U.S., DSH Europe Ltd. and Kingstar Products (Western) Limited.  All significant intercompany transactions and balances have been eliminated upon consolidation.  The Company has no involvement with variable interest entities.

2.Significant accounting policies and going concern:

(a)Going concern:

The consolidated financial statements have been prepared on a going concern basis which assumes the realization of assets and settlement of liabilities in the normal course of business.  The Company has suffered recurring losses from operations and has a net stockholders' deficiency that, at December 31, 2012 and prior to the sale discussed below, raised substantial doubt about its ability to continue as a going concern.

Subsequent to December 31, 2012, on October 30, 2013, the Company and its subsidiaries completed the sale of substantially all of their assets (note 20) for cash consideration of approximately Canadian $14,900 (U.S. $14,500), subject to certain potential adjustments.  Pursuant to the terms of the asset purchase agreement, certain trade accounts payable and accrued expenses of the Company and its subsidiaries estimated at approximately Canadian $9,000 were assumed by the purchasers.  The purchasers also assumed all capital lease obligations and all operating lease obligations, except with respect to one production facility.

At the closing date, approximately Canadian $1,750 (U.S. $1,700) of the sale proceeds were placed in escrow pending final determination of the working capital adjustment, if any, and final resolution of any indemnification obligations of the Company and its subsidiaries.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

Approximately $9,270 of the proceeds from the sale were used to repay and discharge the obligations on the operating loan (notes 6 and 20) and term loan (notes 7 and 20), and $1,040 of the proceeds were placed in trust to settle transaction cost liabilities relating to the sale and certain liabilities that were not assumed by the purchasers (note 20).  The remaining proceeds of $2,490 were disbursed to the secured subordinated debt holders (notes 9 and 20).

As the Company and its subsidiaries have sold substantially all of their assets, following the closing of the sale and the disbursement of the proceeds discussed above, the Company's principal source of cash available to satisfy its obligations is the amount held in trust of $1,040, which is restricted as to its use, and potentially the sale proceeds of Canadian $1,750 (U.S. $1,700) which are held in escrow.  These amounts are significantly less than the Company's outstanding liabilities, and the Company will be unable to fully repay the secured subordinated debt (note 9), or repay its remaining liabilities, including the unsecured subordinated debt (note 9), or meet certain other obligations, including redeeming the Series 1 or 2 preference shares should the holder require the Company to redeem the shares (notes 11 and 20).

The conditions noted above result in substantial doubt about the Company's ability to continue as a going concern.  These consolidated financial statements do not include the adjustments that would be necessary should the Company be liquidated and unable to continue as a going concern, nor do they reflect any costs which may be incurred should the Company be liquidated, nor any income which may arise in the future from any extinguishment of debt or other liabilities.

(b)Significant accounting policies:

The Company's significant accounting policies are as follows:

(i)Basis of preparation:

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

Functional and reporting currency:

The functional currency of the Company is the Canadian dollars.  The reporting currency used by the Company is U.S. dollars.

The consolidated financial statements of the Company's operations, where the functional currency is in local currency, are translated into U.S. dollars using the current rate method.  Under the current rate method, the assets and liabilities are translated into U.S. dollars in effect at the consolidated balance sheet date; revenue and expenses, as well as cash flow items, are translated at weighted average exchange rates for the period.  Any resulting exchange gain or loss on translation is charged or credited to the foreign currency translation adjustment account included as a separate component of accumulated other comprehensive income.

Assets, liabilities, revenue or expenses denominated in a foreign currency other than the functional currency are translated into the functional currency at the exchange rate in effect at the transaction date.  At the consolidated balance sheet date, assets and liabilities are translated into the functional currency using the exchange rate in effect at that date and the resulting foreign exchange gains and losses are included in net earnings or loss.

(ii)Use of estimates:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the year.  Significant items subject to such estimates and assumptions include the carrying amount of property, plant and equipment, intangible assets, inventories, allowance for doubtful accounts receivable and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

(iii)Cash and cash equivalents:

Cash and cash equivalents consist of highly liquid investments with original maturity of less than three months at the date of acquisition.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

(iv)Trade accounts receivable:

Trade accounts receivable are recorded at the invoiced amount and do not bear interest.    Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statement of cash flows.  The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio.  In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and the customers' financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns.  The Company reviews its allowance for doubtful accounts monthly.  Past due balances over 90 days and over a specified amount are reviewed individually for collectability.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Write-offs for 2012 approximated $156.

(v)Inventories:

Inventories are measured at the lower of cost, determined on a first-in, first-out basis, or market.  Cost includes all costs of conversions, including materials, direct labour, production overheads, amortization of equipment and shipping cost.  Raw materials are stated at the lower of cost, on a first-in, first-out basis, and market determined by reference to replacement cost.  Raw materials are not written down unless the goods in which they are incorporated are expected to be sold for less than cost, in which case, they are written down by reference to replacement cost of the raw materials, as this is the best indicator of market.  Finished goods and work in progress are stated at the lower of cost and market.

Goods in transit are recorded as inventories when the terms specify that the risks of ownership are transferred to the Company at shipping point.

(vi)Revenue recognition:

The Company recognizes revenue when products are shipped and the customer takes ownership and assumes the risk of loss, persuasive evidence of an arrangement exists and the sales price is fixed and determinable.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

(vii)Shipping and handling fees and costs:

Shipping and handling fees billed to the customers are recorded as revenue.  The costs of $7,091 associated with shipping goods to customers are recorded as selling, general and administrative expenses.

(viii)Property, plant and equipment:

Property, plant and equipment are recorded at cost and amortized on a straight-line basis over the estimated useful lives of the assets as follows:

Manufacturing equipment3  - 15 years

Tools and dies5 years

Office equipment5 years

Computer hardware3 - 5 years

Computer software3 - 5 years

Vehicles5 years

Leasehold improvementsLesser of lease term or estimated

useful life of the improvements

Upon retirement or disposal of assets, the cost of assets disposed of and the related accumulated amortization are removed from the consolidated balance sheet and any gain or loss is reflected in loss for the year.

Repairs and maintenance costs are expensed as incurred.

(ix)Intangible assets:

Customer relationships and trademarks are amortized on a straight-line basis as follows:

Customer relationships7 years

Trademarks5 years

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

(x)Impairment of long-lived assets:

Long-lived assets, including property, plant and equipment and intangible assets with finite lives subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset.  If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value.  Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary.  No impairment loss has been recognized for the year ended December 31, 2012.

(xi)Income taxes:

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements.  Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statement carrying values and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized.  In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies and results of recent operations.  In the event the Company were to determine that it would be able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained.  Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized.  Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.  No interest or penalty has been recognized in the year.

(xii)Stock-based compensation:

The Company recognizes the fair value of stock-based compensation as an expense in the Company's consolidated statement of operations and comprehensive loss.   As the Company's common shares are not publicly traded, it uses the volatility of comparable public companies to determine volatility.

The fair value of the Company's equity-classified stock options arrangement is determined using the Black-Scholes option-pricing model.  The grant-date fair value of an equity-classified award is recognized as compensation cost over the requisite service period.

Compensation cost for awards that vest when a performance condition is achieved is recognized over the requisite service period if the condition is probable of achievement.  If a performance condition is initially considered not probable of achievement but later is considered probable, the entity recognizes the cumulative amount of compensation earned to that point.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

(xiii)Fair value measurements:

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible.  The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.  When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 - unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date;
•

Level 2 - other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability; and

•

Level 3 - unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

(xiv)Newly adopted accounting standards:

(a)In May 2011, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs ("ASU 2011-04").  The new standard does not extend the use of fair value but, rather, provides guidance about how fair value should be applied where it is already required or permitted under International Financial Reporting Standards ("IFRS") or U.S. GAAP.  For U.S. GAAP, most of the changes are clarifications of existing guidance or wording changes to align with IFRS.  The ASU also requires additional disclosures for non-public entities to provide quantitative information about significant unobservable inputs used for all Level 3 measurements and a description of the valuation process used.  The provisions of the ASU are effective for annual or interim reporting periods beginning after December 15, 2011.  The Company adopted the provisions of the ASU in 2012.  The adoption of ASU 2011-04 did not have a material effect on the Company's consolidated financial statements.

(b)In February 2013, the FASB issued ASU 2013-03, Clarifying the Scope and Applicability of a Particular Disclosure to Nonpublic Entities.  This ASU amends the scope of ASU No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to clarify that the requirement to disclose "the level of the fair value hierarchy within which the fair value measurements are categorized in their entirety (Level 1, 2, or 3)" does not apply to nonpublic entities for items that are not measured at fair value in the Company’s consolidated balance sheet but for which fair value is disclosed.  The ASU was effective upon issuance.

The Company adopted the provisions of the ASU in fiscal year 2012.  The adoption of this standard did have a material effect on the Company’s consolidated financial statements.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

(xv)Recently issued accounting standards:

(a)In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities ("ASU 2011-11").  ASU 2011-11 requires an entity to disclose information about offsetting and related arrangements to enable users of financial statements to understand the effect of those arrangements on its financial position, and to allow investors to better compare financial statements prepared under U.S. GAAP with financial statements prepared under IFRS.  The new standards are effective for annual periods beginning January 1, 2013, and interim periods within those annual periods.  Retrospective application is required.  The Company will implement the provisions of ASU 2011-11 as of January 1, 2013.  The Company does not expect that adoption of this ASU will have a material effect on its consolidated financial statements.

(b)In March 2013, the FASB issued ASU 2013-05, Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity ("ASU 2013-05").  This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity.  For nonpublic entities, the ASU is effective for fiscal years beginning after December 15, 2014, and interim periods and annual periods thereafter.  Early adoption is permitted.  The Company has not yet determined the impact of ASU 2013-05.

(c)In April 2013, ASU 2013-07 Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting was issued.  This standard provides guidance to entities about how and when to apply the liquidation basis of accounting.  The ASU requires an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent.  Applying the liquidation basis of accounting requires an entity to measure its assets at the estimated amount of cash it expects to collect and its liabilities at the amount otherwise prescribed under U.S. GAAP.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

2.Significant accounting policies and going concern (continued):

The ASU is effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods within those annual periods.  An entity preparing its financial statements on a going-concern basis at the effective date that is required to use the liquidation basis of accounting is required to account for any differences between its existing measurements and the measurements under the ASU through a cumulative-effect adjustment.  Early adoption is permitted.  The Company has not yet determined the impact of this ASU.

(d)In July 2013, FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.  This ASU requires an entity to present an unrecognized tax benefit as a reduction of a deferred tax asset for a net operating loss ("NOL") carryforward, or similar tax loss or tax credit carryforward, rather than as a liability when (1) the uncertain tax position would reduce the NOL or other carryforward under the tax law of the applicable jurisdiction and (2) the entity intends to use the deferred tax asset for that purpose. The ASU does not require new recurring disclosures.  It is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2014.  Early adoption and retrospective application are permitted.  The Company does not expect this ASU will have a material impact on its consolidated financial statements.

3.Inventories:

Raw materials	$ 4,940
Work in progress	72
Finished goods	5,495

$ 10,507

Inventories as at December 31, 2012 are net of reserve for slow moving and obsolete inventory of $1,446.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

4.Property, plant and equipment:

		Accumulated	Net book
	Cost	amortization	value

Manufacturing equipment	$12,239	$11,797	$442
Tools and dies	6,674	6,623	51
Office equipment	988	982	6
Computer hardware	1,941	1,872	69
Computer software	3,291	3,279	12
Vehicles	1,055	1,055	-
Leasehold improvements	818	723	95
Assets under capital leases	115	9	106

	$27,121	$26,340	$781

Amortization expense related to property, plant and equipment totaled $425.

5.Intangible assets:

		Accumulated	Net book
	Cost	amortization	value

Customer relationships	$ 2,386	$ 238	$ 2,148
Trademarks	1,004	101	903

	$ 3,390	$ 339	$ 3,051

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

5.Intangible assets (continued):

The estimated aggregate amortization expense for each of the five succeeding fiscal years are as follows:

2013	$323
2014	323
2015	323
2016	323
2017	323

$1,615

Amortization expense related to intangible assets totaled $339.

6.Operating loan:

The Company has a $20,000 committed revolving credit facility to finance the day‑to‑day working capital requirements of the Company, maturing on October 31, 2013.  The availability under this facility is determined on a weekly basis, based on eligible accounts receivable and inventory subject to a maximum availability of $18,500.  Advances under this facility are available by way of Canadian base rate advances, U.S. base rate advances and LIBOR rate advances, as defined in the Credit Agreement.  Interest on the Canadian base rate advances will be at a rate per annum equal to the sum of (a) greater of (i) Canadian prime rate in effect during the interest period, or (ii) the bankers' acceptance rate in respect of a 30‑day interest period plus 4.50%; plus (b) 3.25%.  Interest on the U.S. base rate advances will be at a rate per annum equal to the sum of (a) the U.S. base rate in effect during the interest period; plus (b) 3.25%.  Interest on the LIBOR rate advances will be at a rate per annum equal to the sum of (a) the LIBOR rate in effect during the interest period; plus (b) 4.5%.  Interest on the Canadian base rate advances, U.S. base rate advances, and LIBOR rate advances are payable monthly and in arrears.  The operating loan is secured by general security agreements, constituting a first ranking charge on trade accounts receivable and inventories and a second ranking charge on certain real property.

The operating loan agreement restricts annual capital expenditures to a maximum of $2,100 and contains certain non-financial covenants.  In addition, the agreement restricts liens and disposition of assets unless prior approval is obtained.  The Company is required to maintain minimum cash flow levels calculated on a quarterly basis.  Cash flow is defined as earnings before interest, taxes, depreciation and amortization, less capital expenditures through 2012.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

6.Operating loan (continued):

At December 31, 2012, approximately Canadian $4,676 (U.S. $4,700) of the outstanding balance of the operating loan was denominated in U.S. dollars.

Interest expense on the operating loan was $372.

Subsequent to year end and in connection with the Company's sale of substantially all of their assets (note 20), the operating loan was repaid in full.

7.Term loan:

The Company has a $4,000 secured term loan, bearing interest at bank prime rate plus 4.0%.  The interest is payable monthly with principal repayment due on October 31, 2013.

The debt agreement restricts annual capital expenditures to a maximum of $2,100 and contains certain non-financial covenants.  In addition, the agreement restricts liens and disposition of assets unless prior approval is obtained.  The Company is required to maintain minimum cash flow levels calculated on a quarterly basis.  Cash flow is defined as earnings before interest, taxes, depreciation and amortization, less capital expenditures through 2012.

The term loan was secured by general security agreements, constituting a first-ranking charge on trade accounts receivable and inventories and a second-ranking charge on certain real property.

Interest expense on the term loan was $116.

Subsequent to year end and in connection with the Company's sale of substantially all of their assets (note 20), the term loan was repaid in full.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

8.Capital lease obligations:

The following is a schedule of future minimum lease payments under capital leases, together with the balance of the obligations under capital leases:

2013	$ 33
2014	33
2015	44
2016	12
2017	11

Total minimum lease payments	133

Less amount representing interest at 10% to 13%	33

Present value of net minimum capital lease payments	100

Less current portion	22

$ 78

9.Long-term debt:

Secured subordinated debt, bearing payment-in-kind
interest at 90-day LIBOR plus 18.0%, accrued
monthly, principal repayment and unpaid interest
due at maturity on November 21, 2014	$ 69,606
Unsecured subordinated debt, bearing payment-in-kind
interest at 20.0%, accrued monthly, principal
repayment and unpaid interest due at maturity
on November 21, 2014	4,692
74,298

Less deferred financing costs	135

$ 74,163

Interest expense on long-term debt was $12,502.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

9.Long-term debt (continued):

The secured subordinated debt arrangements are secured by a first-ranking charge on the plant, property and equipment and second charge on the remaining assets.  The secured and unsecured agreements restrict liens and disposition of assets unless prior approval is obtained.

Pursuant to the subordinated debt agreements, monthly interest payments are postponed and the amounts added to principal until maturity, except when the Company's liquidity, as defined, exceeds $2,000 and the fixed charge ratio is greater than or equal to one.  If both of these conditions are met, the Company would be required to pay one month's interest limited to liquidity in excess of the $2,000 threshold.  If these conditions are met, the interest rate will decrease to LIBOR plus 11.5% for the respective month.  During 2012, these conditions were not met.

In addition, certain subordinated debt holders agreed to reduce the payment-in-kind interest dollar for dollar by any cash expenses paid for by the Company related to a leased property.

Subsequent to year end and in connection with the Company's sale of substantially all of their assets (note 20), the Company repaid a portion of the long-term debt.

10.Deferred gain on sale leaseback:

In 2005, the Company sold a property to a third party and immediately entered into an arrangement to lease the property back from the counterparty for 10 years.  The profit realized on this transaction was deferred and is being recorded in the statement of operations and comprehensive loss on a straight-line basis over the lease term.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

11.Redeemable preferred stock:

Authorized:
Unlimited Series 1 preference shares
Unlimited Series 2 preference shares
Issued and outstanding:
59,554 Series 1 preference shares
(redemption value - $12,153 (Canadian $12,091))	$ 8,021
31,307 Series 2 preference shares
(redemption value - $6,315 (Canadian $6,283))	4,375

$ 12,396

The Series 1 and Series 2 preference shares have no voting rights, are entitled to an 8% cumulative annual dividend compounded quarterly, payable in cash or in kind at the discretion of the Board of Directors.  The Series 1 and Series 2 preference shares are contingently convertible, at the option of the stockholder, into Class A common shares and Class B common shares, respectively, are contingently redeemable at the option of the stockholder, as described below.

 (a) Contingent conversion feature:

At the option of the holder, just prior to a change of control, as defined in the Series 1 and Series 2 preference share agreement, the Series 1 and Series 2 preference stockholder shall be entitled to convert the whole or any part of the preference shares.  Each Series 1 and Series 2 preference share is convertible into 1.5464 Class A common shares and 1.5464 Class B common shares, respectively, plus an additional number of Class A common shares and Class B common shares, respectively, equal to 1.5464 multiplied by the amount of all dividends which have at the relevant time accrued thereon but which have not then been declared divided by Canadian $150 per share.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

11.Redeemable preferred stock (continued):

(b)Contingent redemption feature:

At the option of the holder and only in the event of a change of control, as defined in the Series 1 and Series 2 preference share agreement, the Series 1 and Series 2 preference shareholders shall be entitled to require the Company to redeem the whole or any part of the preference shares for Canadian $150 per share, plus an amount equal to all dividends which have at the relevant time accrued thereon but which have not then been declared or paid up to but excluding the redemption date.

The Company has classified the Series 1 and Series 2 preference shares as temporary equity.

At December 31, 2012, the Company does not consider it probable that the preference shares would become redeemable as the Company had not entered into a binding agreement that would constitute a change in control.

Accumulated unpaid dividends on the Series 1 and Series 2 preference shares amounted to $4,769 (Canadian $4,745).

Subsequent to December 31, 2012, in connection with the Company's sale of substantially all of its assets (note 20), the Series 1 and Series 2 preference shares became redeemable at the option of the holder.

12.Capital stock:

Authorized:
Unlimited Class A common shares
Unlimited Class B common shares
Unlimited Class C common shares
Issued and outstanding:
510,691 Class A common shares	$38,256
489,309 Class B common shares	27,684

$65,940

Class A and Class B common shares have voting rights and rank equally on a share-for-share basis as to dividends and as to distributions in the event of liquidation, distribution or winding-up of the Company.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

12.Capital stock (continued):

Class C common shares do not have voting rights; however, rank equally on a share-for-share basis as to dividends and to distributions in the event of liquidation, distribution or winding-up of the Company.

13.Related party transactions:

The Company leases a building from a company controlled by certain stockholders of the Company.  Rent paid during the year was $608.  These transactions are recorded at the exchange amount, being the amounts agreed to by related parties.

As at year end, subordinated debt (note 9) owing to stockholders totalled $28,898.  The related interest expense recorded during the year totalled $4,879.

14.Income taxes:

For financial reporting purposes, loss before income taxes reflects the following jurisdictions:

Canada	$(12,604)
United Kingdom ("U.K.")	(88)
United States ("U.S.")	150

$(12,542)

The following is the composition of income taxes attributable to loss before income taxes:

Current:
Canada	$-
U.K.	-
U.S.	-
-

Deferred:
Canada	-
U.K.	-
U.S.	-
-

$-

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

14.Income taxes (continued):

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax asset and deferred tax liability are as follows:

Deferred tax asset:
Non-capital loss carryforwards	$29,324
Non-deductible reserves	2,796
Investment tax credits	59
Property, plant and equipment	2
32,181
Intangible assets	948
Other	246
Less valuation allowance	(33,238)
137

Deferred tax liability:
Property, plant and equipment	(60)
Intangible assets	(77)
(137)

Net deferred tax asset	$-

The Company determined that it was not more likely than not that it can realize its deferred income tax assets.  Accordingly, a valuation allowance in the amount of $33,238 was established against deferred income tax asset.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

14.Income taxes (continued):

Income tax expense differs from the amount that would be computed by applying the applicable statutory income tax rate of 26.5% to loss before income taxes.  The reason for the differences and the related tax effects are as follows:

Loss before income taxes	$(12,542)

Tax at the applicable statutory tax rate	$(3,324)
Tax rate change	(575)
Non-deductible items for tax purposes	127
Canadian and international rate differences	18
Change in valuation allowance	3,593
Other	161

$-

The increase in the valuation allowance in the amount of approximately $3,600 is primarily due to additional losses incurred for which full valuation allowance is provided as it is not more likely than not  that the benefit of these losses will be realized in the foreseeable future.

As at December 31, 2012, the Company has Canadian net capital losses of $151, with no date of expiry, which can only be used to reduce capital gains.

In addition, the Company had accumulated tax losses in Canada, U.S. and U.K. of approximately $35,227, $51,035 and $322, respectively.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

14.Income taxes (continued):

A summary of the loss carryforwards by year of expiry is as follows:

	Canada	U.S.	U.K.	Total

2024	$-	$31	$-	$31
2025	-	5,621	-	5,621
2026	1,380	10,421	-	11,801
2027	3,607	16,604	-	20,211
2028	-	8,379	-	8,379
2029	5,652	4,583	-	10,235
2030	7,946	3,523	-	11,469
2031	8,217	1,873	-	10,090
2032	8,425	-	-	8,425
2033	-	-	322	322

	$35,227	$51,035	$322	$86,584

The Company is subject to taxation in Canada, U.K. and in the U.S.

In Canada, as of December 31, 2012, the Company's tax years are subject to examination by the tax authorities as far back as 2007.  Tax years 2009 and 2010 are currently under examination by the taxation authorities.

The Company's U.S. subsidiary is not up to date with its Corporate tax filings; therefore, earlier years are open to examination in the U.S.  Further, the net operating losses reported above are based on estimates and may change when tax filings are completed.

At December 31, 2012, the Company has no unrecognized tax benefits.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

15.Contingencies and commitments:

(a)In the ordinary course of business activities, the Company may be contingently liable for litigation and claims.  Management believes that the resolution of such litigation and claims, if any, will not have a material adverse effect on the consolidated financial position of the Company.

(b)The minimum annual lease payments under long-term operating leases for premises and equipment for the next five fiscal years are as follows:

2013	$2,846
2014	2,292
2015	1,791
2016	400
2017	3

$7,332

16.Guarantee:

The Company has provided a guarantee to a maximum of $43 issued to satisfy United States worker's compensation claims.

17.Stock-based compensation:

On March 14, 2008, the Company established a stock-based compensation plan to provide long-term incentives to certain key employees and officers of the Company.  The Company can issue maximum of 100,000 Class B common shares under the stock option plan.  The stock options are granted with an exercise price greater than the fair market value of the related shares at the date of grant, as determined by the Board of Directors and have a maximum term of 10 years.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

17.Stock-based compensation (continued):

The Company has issued two types of options under the plan:

(a)Service based options:

On March 14, 2008, the Company granted 36,107 options with an exercise price of Canadian $65 (U.S. $66) per share.  These options vest and become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant provided a holder remains employed on the relevant vesting date.

No compensation expense has been recognized as the grant date fair value of the options was nil.

(b)Performance based options:

On March 14, 2008, the Company granted 36,107 options with an exercise price of Canadian $65 (U.S. $66) per share.  These options vest on achieving certain performance targets as stipulated in the option agreement.

No compensation expense has been recognized as the grant date fair value of the options was nil.

The weighted average remaining contractual term of the service based options and performance based options is three years as at December 31, 2012.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

17.Stock-based compensation (continued):

Details of stock option transactions are as follows:

	Service-based options		Performance-based options
		Weighted		Weighted
		average		average
		exercise		exercise
	Number	price	Number	price

Options outstanding,
December 31, 2011	36,107	$66	36,107	$66
Granted	-	-	-	-
Exercised	-	-	-	-

Options outstanding,
December 31, 2012	36,107	$66	36,107	$66

Options exercisable,
December 31, 2012	28,886	$66	-	$-

A summary of the status of the Company's non-vested shares as of December 31, 2012 is presented below:

8.

	Service-based options		Performance-based options
		Weighted		Weighted
		average		average
		grant date		grant date
	Shares	fair value	Shares	fair value

Balance,
December 31, 2011	14,442	$-	36,107	$-
Granted	-	-	-	-
Vested	7,221	-	-	-

Balance,
December 31, 2012	7,221	$-	36,107	$-

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

18. Financial instruments:

(a)Fair value disclosures:

The Company has determined the estimated fair value of its financial instruments based on appropriate valuation methodologies; however, considerable judgment is required to develop these estimates.  Accordingly, these estimated fair values are not necessarily indicative of the amounts the Company could realize in a current market exchange.  The estimated fair values can be materially affected by the use of different assumptions or methodologies.  The methods and assumptions used in estimating the fair values of financial instruments are as follows:

The fair value of operating loan, term loan and capital lease obligations approximate its carrying value because the interest rate is similar to current rates for debt instruments with similar maturities.

The fair values of secured and unsecured subordinated debt cannot be practically determined.

(b)Foreign exchange risk:

The Company is subject to foreign exchange risk in relation to changes in the Canadian dollar compared to the U.S. dollar and Great Britain Pound.  This risk has an impact on foreign currency-denominated accounts receivable and accounts payable.  The assets, liabilities, revenue and expenses that are denominated in foreign currencies will be affected by changes in the exchange rates between the Canadian dollar and those currencies.  As at December 31, 2012, the Company had not entered into any foreign exchange forward contracts.

(c)Credit risk:

The Company, in the normal course of business, is exposed to credit risk from its customers.  The Company controls its credit risk by following established credit and collection policies.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

18.Financial instruments (continued):

The Company has two customers which account for 50% of sales and has $2,899 of accounts receivable with these customers at December 31, 2012.

(d)Liquidity risk:

Liquidity risk is the risk that the Company will be unable to fulfill its obligations on a timely basis or at a reasonable cost.  The Company manages its liquidity risk by monitoring its operating requirements and preparing budget and cash forecasts.  Refer to note 2(a).

 (e)Interest rate risk:

The Company's long-term debt has a variable interest rate based on LIBOR plus a margin.

In addition, the term loan and the operating loan also have variable interest rates based on Canadian prime rate, bankers' acceptances rate, LIBOR rate, and U.S. base rate plus a margin.

As a result, the Company is exposed to interest rate risk due to fluctuations in the LIBOR rate, Canadian prime rate, bankers' acceptances rate and U.S. base rate.

19.Consolidated statement of cash flows:

The change in non-cash operating working capital consists of the following:

20
Trade accounts receivable	$1,901
Inventories	(1,234)
Prepaid expenses and other deposits	805
Accounts payable	(684)
Accrued expenses	(1,245)

$(457)

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

20.Subsequent events:

The Company has evaluated subsequent events from the balance sheet date through to January 7, 2014, the date at which the consolidated financial statements were available to be issued.

 (a)Asset purchase agreement:

(i)Following an agreement entered into by the Company on October 21, 2013, on October 30, 2013, the Company and its subsidiaries completed the sale of substantially all of their assets at approximately book value to Renin Acquisition US Corp. and Renin Acquisition Canada Corp., indirect subsidiaries of Renin Holdings LLC, a newly formed joint venture entity beneficially owned by BBX Capital Corporation and BFC Financial Corporation, for approximately Canadian $14,900 (U.S. $14,500) of cash consideration.  The sold assets include, among other things, trade accounts receivable, inventories, property, plant and equipment, and intellectual property and other intangible assets with an estimated aggregate carrying value of approximately $22,000.

In addition to acquiring the assets, certain trade accounts payable and accrued expenses of the Company and its subsidiaries estimated at approximately $9,000, which represent ordinary course business obligations incurred by the Company and its subsidiaries prior to the closing, all capital lease obligations and all operating leases, except with respect to one production facility, were assumed by the purchasers.  Obligations related to one of the Company's leased properties in U.S., income tax payments and refunds, the operating loan (note 6), term loan (note 7) and subordinated debt (note 9) were excluded from the agreement and retained by the Company.

The proceeds from the sale are subject to certain potential post-closing adjustments based on working capital as of October 30, 2013 and certain contractually provided indemnities by the Company and its subsidiaries.  At the closing date, approximately Canadian $1,750 (U.S. $1,700) of the sale consideration was placed in escrow pending final determination of the working capital adjustment, if any, and final resolution of any indemnification obligations of the Company and its subsidiaries.

In conjunction with the sale, the secured subordinated debt holders provided their consents to release all liens on the purchased assets.

RENIN CORP.

Notes to Consolidated Financial Statements (continued)

(Expressed in thousands of U.S. dollars, except per share amounts)

Year ended December 31, 2012

20.Subsequent events (continued):

(ii)    In connection with aforementioned sale transaction, the proceeds from the sale were disbursed as follows:

Repayment of operating and term loans (notes 6 and 7)	$9,270
Amount held in trust to disburse for professional fees and
certain costs as previously agreed upon by
the Company and the purchasers	1,040
Disbursement to the secured subordinated
debt holders (note 9)	2,490
Amount held in escrow until resolution of
the working capital adjustment	1,700

$14,500

(b)Redeemable preferred stock:

In connection with the asset purchase agreement noted above, the Series 1 and Series 2 redeemable preferred stock became redeemable at the option of the holder and the Company adjusted the carrying amount of the Series 1 and Series 2 redeemable preferred stock to their full redemption value of $18,500 (Canadian $19,310), including all unpaid and accrued dividends as described in note 11.